Exhibit 99.1

KIRBY CORPORATION	Contact: Steve Holcomb
713-435-1135

FOR IMMEDIATE RELEASE

KIRBY CORPORATION SIGNS AGREEMENT TO ACQUIRE
K-SEA TRANSPORTATION PARTNERS L.P.

Houston, Texas (March 13, 2011) – Kirby Corporation (“Kirby”) (NYSE:KEX) announced today that it has entered into an agreement with K-Sea Transportation Partners L.P. (“K-Sea”) (NYSE:KSP), an operator of tank barges and tugboats participating in the coastwise transportation primarily of refined petroleum products in the United States, pursuant to which a subsidiary of Kirby will merge with K-Sea, with K-Sea surviving the merger as a wholly owned subsidiary of Kirby. The total value of the transaction is approximately $600 million (before post-closing adjustments and fees) and will consist of cash, Kirby common stock and the refinancing of K-Sea debt.

The transaction will be financed through a combination of available cash, borrowing under Kirby’s revolving credit facility, a new bank term loan of up to $540 million and the issuance of Kirby common stock.  The closing of the transaction is expected to occur in June or July 2011 and is subject to certain conditions, including approval by K-Sea’s unitholders and the expiration of the required waiting period under the Hart-Scott-Rodino Act.  The holders of a majority of the outstanding K-Sea units, which is a sufficient number of units to approve the merger, have entered into support agreements with Kirby pursuant to which they have agreed to vote their units in favor of the merger.

Under the terms of the agreement, the total value of the transaction is approximately $600 million, consisting of $335 million for K-Sea’s equity and the refinancing of $265 million of K-Sea debt.  K-Sea’s common and preferred unitholders will receive $8.15 per unit in consideration in the form of cash and Kirby common stock.  K-Sea’s common unitholders will have the election to receive for each common unit either $8.15 in cash or $4.075 in cash and 0.0734 of a share of Kirby common stock.  K-Sea’s preferred unitholders will receive for each preferred unit $4.075 in cash and 0.0734 of a share of Kirby common stock.  K-Sea’s general partner will receive $8.15 in cash for each general partner unit and $18 million in cash for its incentive distribution rights.

K-Sea’s fleet, comprised of 58 tank barges with a capacity of 3.8 million barrels and 63 tugboats, operates along the East Coast, West Coast and Gulf Coast of the United States, as well as in Alaska and Hawaii.  K-Sea’s tank barge fleet, 54 of which are doubled hulled, has an average age of approximately nine years and is one of the youngest fleets in the coastwise trade.  K-Sea’s customers include major oil companies and refiners, many of which are current Kirby customers for inland tank barge services.  Headquartered in East Brunswick, New Jersey, K-Sea has major operating facilities in New York, Philadelphia, Norfolk, Seattle and Honolulu.

Joe Pyne, Kirby’s Chief Executive Officer, commented, “We are very pleased to announce our agreement with K-Sea subject to their unitholders’ approval. K-Sea is uniquely well positioned within the U.S. coastwise tank barge business, and will be a terrific complement to Kirby’s existing inland tank barge transportation service. With one of the youngest and largest fleets in its sector, K-Sea stands to benefit from the retirement of older tank barges in the coastwise trade, so we believe that the timing of this transaction is very favorable.  K-Sea is a great foundation from which to expand our liquid transportation business into the U.S. Jones Act coastwise trade and better serve our customers. K-Sea has a very strong management team led by Tim Casey, great customer relationships, and a good operating reputation in the industry. The Kirby management team looks forward to working with Tim Casey and his management team as we continue to grow Kirby and enhance our shareholders’ value.”

Mr. Pyne further commented, “We expect the positive earnings impact from K-Sea on our 2011 results will be offset by one-time transaction fees of approximately $.05 per share.  Accordingly, our guidance for 2011 remains in the $2.55 to $2.80 per share range.  Projected full calendar year 2011 revenues for K-Sea are anticipated to be in the $240 to $280 million range.  Assuming a closing in July, anticipated revenues for Kirby from K-Sea’s operations would be in the $130 to $150 million range.  For 2012, we expect a positive contribution to earnings from K-Sea’s operations.”

Kirby has scheduled a conference call for 10:00 a.m. central time on Monday, March 14, 2011, to discuss the K-Sea acquisition.  The conference call number is 800-446-1671 for domestic callers and 847-413-3362 for international callers.  The leader’s name is Steve Holcomb.  The confirmation number is 29294792.  An audio playback will be available at 1:00 p.m. central time on Monday, March 14, through 6:00 p.m. central time on Friday, April 15, 2011, by dialing 888-843-7419 for domestic and 630-652-3042 for international callers.  Kirby’s webcast and playback of the conference call will be accessible on its website at http://www.kirbycorp.com.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system.  Kirby also owns and operates four ocean-going barge and tug units transporting dry-bulk commodities in United States coastwise trade.  Through the diesel engine services segment, Kirby provides after-market service for medium-speed and high-speed diesel engines and reduction gears used in marine, power generation and railroad applications.

In connection with the proposed merger, Kirby will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of K-Sea and a prospectus of Kirby.  The definitive proxy statement/prospectus will be mailed to unitholders of K-Sea.  INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIRBY AND K-SEA AND THE PROPOSED TRANSACTION.  Investors may obtain a free copy of Kirby’s registration statement on Form S-4 and the proxy statement/prospectus when they are available and other documents containing information about Kirby and K-Sea, without charge, from the SEC’s website at www.sec.gov.  Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Kirby’s website at www.kirbycorp.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Kirby and its directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction.  Information about Kirby’s directors and executive officers is available in Kirby’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011, and its proxy statement for its 2010 Annual Meeting of Stockholders, filed with the SEC on March 10, 2010.  Other information about the participants in the proxy solicitation for the proposed transaction will be contained in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction.

Statements contained in this press release with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and number of acquisitions made by Kirby.  Forward-looking statements are based on currently available information and Kirby assumes no obligation to update such statements.  A list of additional risk factors can be found in Kirby’s annual report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.